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                                                                     Exhibit 5.1
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                              DORSEY & WHITNEY LLP
                      REPUBLIC PLAZA BUILDING, SUITE 4400
                             370 SEVENTEENTH STREET
                          DENVER, COLORADO  80202-5644
                           TELEPHONE:  (303) 629-3400
                              FAX:  (303) 629-3450


MarkWest Hydrocarbon, Inc.
5613 DTC Parkway, Suite 400
Englewood, Colorado  80111

     Re:  Registration Statement on Form S-8

Ladies and Gentlemen:

          We have acted as counsel to MarkWest Hydrocarbon, Inc., a Delaware corporation (the "Company"), in connection with a Registration Statement on Form S-8 relating to the sale by the Company from time to time of up to 670,000 shares of Common Stock, $.01 par value, of the Company (the "Shares"), initially issuable upon the exercise of stock options granted pursuant to the Company's 1996 Stock Incentive Plan and 1996 Non-Employee Director Stock Option Plan (collectively, the "Plans").

          We have examined such documents and have reviewed such questions of law as we have considered necessary and appropriate for the purposes of the opinion set forth below. In rendering our opinion set forth below, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. As to questions of fact material to our opinions, we have relied upon certificates of officers of the Company and of public officials.

          Based on the foregoing, we are of the opinion that the Shares have been duly authorized and, upon issuance, delivery and payment therefor in accordance with the terms of the Plans under which such Shares are issued, will be validly issued, fully paid and nonassessable.

          Our opinion expressed above is limited to the laws of the State of Delaware.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Dated:  January 31, 1997

                                    Very truly yours,

                                    /s/  Dorsey & Whitney LLP

GAH